PRICING SUPPLEMENT NO. 16                                        Rule 424(b)(3)
DATED: August 28, 1997                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                  $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:           Floating Rate Notes     Book Entry Notes
$10,000,000                 [x]                     [x]

Original Issue Date:        Fixed Rate Notes        Certificated Notes
September 3, 1997           [_]                     [_]

Maturity Date:
September 28, 1998

Option to Extend Maturity:             No  [x]

                                       Yes [_]   Final Maturity Date:

                                               Optional           Optional
                     Redemption                Repayment          Repayment
Redeemable On        Price(s)                  Date(s)            Price(s)
-------------        ----------                ---------          ----------

N/A                  N/A                       N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate: N/A

[_]         Commercial Paper Rate              Minimum Interest Rate: N/A

[_]         Federal Funds Rate                 Interest Reset Date(s): *

[_]         Treasury Rate                      Interest Reset Period: Monthly

[_]         LIBOR Reuters                      Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                         Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%
------------------------------------

*        9/29/97, 10/28/97, 11/28/97, 12/29/97, 1/28/98, 2/27/98, 3/30/98,
         4/28/98, 5/28/98, 6/29/98, 7/28/98 and 8/28/98.

**       9/29/97, 10/28/97, 11/28/97, 12/29/97, 1/28/98, 2/27/98,
         3/30/98, 4/28/98, 5/28/98, 6/29/98, 7/28/98, 8/28/98 and
         9/28/98.

***      One month LIBOR as of August 29, 1997, minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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